                                                                  Exhibit 5a(vi)

             Flexible Premium Deferred Variable Annuity Application
                                State Variations

APPLICATION FORM NO. VAAPP-2006 attached as Exhibit __________ is a copy of the Application language used in the following states:

                       Kansas        North Dakota
                       Kentucky      Ohio
Arkansas               Louisiana     Oklahoma
Colorado               Maine         Rhode Island
Connecticut            Michigan      South Dakota
Delaware               Maryland      South Carolina
District of Columbia                 Tennessee
Georgia                Mississippi   Utah
Hawaii                 Montana       Virginia
Iowa                   Nebraska      Vermont
Idaho                                West Virginia
Indiana                New Mexico    Wyoming
                       Nevada

THE FOLLOWING APPLICATION FORMS VARY FROM THE FORM NO. VAAPP-2006 AS INDICATED
BELOW:

APPLICATION FORM NO. VAAPP-2006(A) Changes Section 1, 2, 3 to remove age state exceptions as not applicable to the states using this app. Changes the application throughout to remove Market Value Adjustment language and the 3, 5, 7, and 10 year Fixed Periods.

THIS FORM IS USED IN THE FOLLOWING STATES: ALAKSA, ALABAMA, ILLINOIS*, MISSOURI *NOT APPROVED IN IL YET AS OF MARCH 2007.

APPLICATION FORM NO. VAAPP-2006(AZ) Changes Section 1, 2, 3 to remove age state exceptions as not applicable to AZ. Changes Section 20, Agreement, to add, "Upon written request, we will provide the owner with information regarding benefits and provisions of the contract. If you decide not to keep your contract, return it within 10 days (30 days if you are age 65 or older, or all ages if this is a replacement contract) after you receive it for a refund of purchase payments, adjusted for any investment gain or loss. For IRA contracts, we will refund purchase payments during the first 10 days. You may return it to CUNA Mutual Life Insurance Company, 2000 Heritage Way, Waverly, Iowa 50677, or to the agent who sold it to you."

THIS FORM IS USED IN THE FOLLOWING STATE: ARIZONA

APPLICATION FORM NO. VAAPP-2006(CA) Changes Section 1, 2, 3 to remove age state exceptions as not applicable to CA. Changes Section 2 to add the following notes relating to "co-annuitant": "Must be spouse or registered domestic partner of annuitant" and, "Only a co-annuitant or coowner who is the spouse of the annuitant will qualify for certain tax benefits available to spouses under federal tax law."

Changes Section 9, "Spousal Continuation", Section 10, "Optional Death Benefit(s)", and the Signature Line in Section 20 to add "or registered domestic partner" or "partner" as the case may be when referencing the term "spouse".

Changes Section 20, Agreement, to add the bullet: "I agree that my purchase payment(s) are to be allocated as indicated in Section 10 of this application." Also adds another bullet that reads: "I understand that I will have 10 days to examine my contract after I receive it (30 days if I am age 60 or older, or all ages if this contract replaces an existing contract). I further understand that if I exercise my right to cancel during this 10 day period (or 30-day period, if applicable) that I will receive a refund of my purchase payments adjusted to reflect gain or loss. I understand that if my allocation indicates that I have selected a purchase payment allocation model in Section 14a., variable fund(s) listed in Section 10b. or a Living Benefit allocation listed in Section 14c., that my refund could be less than the amount I paid for the contract."

THIS FORM IS USED IN THE FOLLOWING STATE: CALIFORNIA

APPLICATION FORM NO. VAAPP-2006(FL) Changes Section 1, 2, 3 to remove age state exceptions as not applicable to FL. Changes Section 8, Telephone/Fax/Internet Authorization, to include check boxes for either electing or opting-out of the authorization. Changes the fraud statement in Section 20, Agreement, to read:
"Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree."; adds "printed name of agent", "agent license no" and "date" line under "Signature of Annuitant(s)" line.

THIS FORM IS USED IN THE FOLLOWING STATE: FLORIDA

APPLICATION FORM NO. VAAPP-2006(MA)

This form not yet approved by state insurance department and therefore the following variations may not be all inclusive:

Changes Section 1, 2, 3 to remove age state exceptions as not applicable to MA. Changes Section 14b. to add this statement: "NOTE: We reserve the right to restrict purchase payments and transfers to the fixed account. See prospectus for details."

THIS FORM IS USED IN THE FOLLOWING STATE: MASSACHUSETTS

APPLICATION FORM NO. VAAPP-2006(MN) Changes Section 1, 2, 3 to remove age state exceptions as not applicable to MN.

Deletes 3, 5, 7, and 10 year fixed account periods. Deletes the market value adjustment statement in Section 20, Agreement, as it is not applicable in MN. Adds the following bullet points to Section 20, Agreement:

     - For all plan types other than 457 plan types: I hereby acknowledge that each purchase payment has an individual surrender charge schedule which begins when the purchase payment is credited to my contract and continues for seven (7) years. The amount of the surrender charge is determined separately for each purchase payment and is based on the purchase payment date and not on the contract year.

     - For 457 plan types: I hereby acknowledge that the surrender charge schedule begins on my contract issue date and continues for seven (7) years following my contract issue date.

THIS FORM IS USED IN THE FOLLOWING STATE: MINNESOTA

APPLICATION FORM NO. VAAPP-2006(NC) Changes Section 1, 2, 3 to remove age state exceptions as not applicable to NC. Changes the age of an owner to be 15 (rather than base language of 18) - (however, the annuitant can still be 18). Add a new
Section 20, titled Suitability and Acknowledgement, and renumber remaining sections. The new Section 20 has a bullet that reads "I believe this annuity meets my financial objectives and anticipated needs." Also, move the statements regarding receiving a current Prospectus and request for an SAI from the Agreement Section, and place them in the new Section 19.

THIS FORM IS USED IN THE FOLLOWING STATE: NORTH CAROLINA

APPLICATION FORM NO. VAAPP-2006(NH) Changes Section 1, 2, 3 to remove age state exceptions as not applicable to NH. Changes the title of the application form to include the word "Individual" such that the application is titled: "Individual Flexible Premium Deferred Variable Annuity Application"

THIS FORM IS USED IN THE FOLLOWING STATE: NEW HAMPSHIRE

APPLICATION FORM NO. VAAPP-2006(NJ)

This form not yet approved by state insurance department and therefore the following variations may not be all inclusive.

Changes Section 1, 2, 3 to remove age state exceptions as not applicable to NJ. Remove 3, 5, 7 and 10 year fixed account periods. Remove Market Value Adjustment statement in Section 20, Agreement. Add NJ-specific Fraud Warning that states: " Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. Add the following bullet to Section 20, Agreement,: "In states where written consent is required, my agreement in writing is required for entries made by the Company in
Section 13 as to age at issue, plan type, purchase payments, or benefits applied for.

THIS FORM IS USED IN THE FOLLOWING STATE: NEW JERSEY

APPLICATION FORM NO. VAAPP-2006(OR)

This form not yet approved by state insurance department and therefore the following variations may not be all inclusive.

Changes Section 1, 2, 3 to remove age state exceptions as not applicable to OR. Add the following note to section 2 as it relates to naming a co-annuitant:
"Note: only a co-annuitant or co-owner who is the spouse of the annuitant will qualify for certain tax benefits available to spouses under federal tax law. In
Section 5, Play Type, remove SEP IRA and 403b plan types since uni-sex rates are not filed in Oregon. Remove the 3, 5, 7,and 10 year Fixed Periods and references to market value adjustment throughout the form. Add a footnote to Section 15. Portfolio Rebalance Program to read: "You may terminate, suspend or revise your portfolio rebalance program by written request. Rebalancing is not considered a transfer or withdrawal under the terms of your contract.

APPLICATION FORM NO. VAAPP-2006(PA)

Changes Section 1, 2, 3 to remove age state exceptions as not applicable to PA. Changes the application throughout to remove Market Value Adjustment language and the 3, 5, 7, and 10 year Fixed Periods. Changes Section 20, Agreement, to add an additional bulleted item that reads: "In states where written consent is required, my agreement in writing is required for entries made by the Company in
Section 13 as to age at issue, plan type, purchase payments, or benefits applied for." Adds the following PA-specific fraud statement: "Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties."

THIS FORM IS USED IN THE FOLLOWING STATE: PENNSYLVANIA

APPLICATION FORM NO. VAAPP-2006(PR)

Changes Section 1, 2, 3 to remove age state exceptions as not applicable to PR and indicate age 21 (rather than base language of 18). Changes Section 20, Agreement, to add PR specific fraud language which states: "Any person who knowingly includes false information in an application for insurance, or presents a fraudulent claim for payment of a loss or benefit, or files more than one claim for the same loss commits a felony. If found guilty, such person is subject to fines ($5,000 to $10,000) or confinement in prision (2-5 years) or both for each violation."

THIS FORM IS USED IN: PUERTO RICO

APPLICATION FORM NO. VAAPP-2006(TX)

Changes Section 1, 2, 3 to remove age state exceptions as not applicable to TX. Removes the 3, 5, 7, and 10 year fixed periods and deletes the market value adjustment statement in Section 20. Adds to Section 20, Agreement, this additional bullet: "In states where written consent is required, my agreement in writing is required for entries made by the Company in Section 13 as to age at issue, plan type, purchase payments, or benefits applied for."

THIS FORM IS USED IN THE FOLLOWING STATE: TEXAS

APPLICATION FORM NO. VAAPP-2006(WA) Changes Section 1, 2, 3 to remove age state exceptions as not applicable to WA. Changes Section 10, Optional Death Benefit, to delete the 3% Annual Guarantee Death Benefit and the Earnings Enhanced Death Benefit. Changes the form to delete all fixed periods except for the DCA period (and removes all language referring to "fixed" thus naming it a "DCA period" Deletes market value adjustment language. Delete Preservation Plus Program
Section 16 and references to it throughout the form and renumbers remaining sections. Changes (renumbered) Section 20, Agreement, to add the following bullet: "In states where written consent is required, my agreement in writing is required for entries made by the Company in Section 13 as to age at issue, plan type, purchase payments, or benefits applied for."

THIS FORM IS USED IN THE FOLLOWING STATE: WASHINGTON

APPLICATION FORM NO. VAAPP-2006(WI), Changes Section 1, 2, 3 to remove age state exceptions as not applicable to WI. Changes Section 17, Primary Beneficiary, to add the following: "If the owner is married and names someone other than their spouse as a primary beneficiary, the spouse must give consent by Signing in
Section 20. " In Section 20, add an additional signature line that reads "Spousal Consent for Beneficiary Designation and a Date line."

THIS FORM IS USED IN THE FOLLOWING STATE: WISCONSIN